                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14a-12

                            BOCA RATON CAPITAL CORPORATION
- -------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

                            BOCA RATON CAPITAL CORPORATION
- -------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------
    2)   Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.(1)

         -----------------------------------------------------------------
    4)   Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------
    5)   Total fee paid:

         -----------------------------------------------------------------


[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

         -----------------------------------------------------------------
    2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------
    3)   Filing party:

         -----------------------------------------------------------------
    4)   Date Filed:

         -----------------------------------------------------------------


- -------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            BOCA RATON CAPITAL CORPORATION

                                    6516 VIA ROSA
                              BOCA RATON, FLORIDA  33433

                            ------------------------------

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            IN LIEU OF THE ANNUAL MEETING
                                  DECEMBER 15, 1995

                            ------------------------------

To our Shareholders:

    Notice is hereby given that a Special Meeting of Shareholders in lieu of the Annual Meeting of Boca Raton Capital Corporation, a Florida corporation (the "Company") will be held at 10:30 a.m., local time, on December 15, 1995 at The Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida (the "Meeting") for the following purposes:

         1. To elect two Class I directors to serve until the 1998 annual meeting of shareholders and until their respective successors are elected and qualified.

         2. To consider and approve the withdrawal of the Company's election of status as a business development company ("BDC") under the Investment Company Act of 1940.

         3. To consider and approve the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1995 fiscal year.

         4. To consider and transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


    Only holders of common stock of record at the close of business on November 10, 1995 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Franklyn B. Weichselbaum
                                       Secretary
Dated:   November 20, 1995

IN ORDER TO ASSURE THE PRESENCE OF A QUORUM AND THEREBY AVOID UNNECESSARY EXPENSE TO ALL SHAREHOLDERS, YOU ARE REQUESTED, IF YOU WILL BE UNABLE TO ATTEND THE MEETING IN PERSON, TO SIGN AND TO DATE THE ENCLOSED PROXY BALLOT (REGARDLESS OF THE AMOUNT OF YOUR HOLDINGS) AND TO MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT YOUR PROXY.

                            BOCA RATON CAPITAL CORPORATION
                                    6516 VIA ROSA
                              BOCA RATON, FLORIDA  33433

                           SPECIAL MEETING OF SHAREHOLDERS
                            IN LIEU OF THE ANNUAL MEETING
                                  DECEMBER 15, 1995

                                   PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boca Raton Capital Corporation, a Florida corporation (the "Company"), for use at the Special Meeting of Shareholders in lieu of the Annual Meeting (the "Meeting") to be held at 10:30 a.m., local time, on December 15, 1995 at The Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, or any adjournment or postponement thereof. The purposes of the Meeting and the matters to be acted upon are: (i) to elect two Class I directors; (ii) to consider and approve the withdrawal of the Company's election of status as a business development company ("BDC") under the Investment Company Act of 1940 (the "1940 Act"); (iii) to consider and approve the Board of Directors' appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1995 fiscal year; and (iv) to consider and transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Abstentions will be considered as shares present and entitled to vote at the Meeting for purposes of determining whether a quorum is present and will be counted as votes cast at the Meeting, but will not be counted as votes cast "for" or "against" any given matter. Broker non-votes will be treated as shares present and entitled to vote at the Meeting for purposes of determining whether a quorum is present. However, broker non-votes will not be considered as votes cast at the Meeting.

         The close of business on November 10, 1995 has been fixed as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment or postponement thereof. On that date, the Company had 1,125,283 shares of common stock $.001 par value per share ("Common Stock"), outstanding held by 613 holders of record. Each share will be entitled to one vote at the Meeting. The Notice of Meeting, Proxy Statement and form of Proxy are first being mailed to Shareholders on or about November 20, 1995.

         The date of this Proxy Statement is November 20, 1995.

                               I. ELECTION OF DIRECTORS

         A majority of outstanding shares of the Common Stock represented in person or by proxy shall constitute a quorum at the Meeting. If a quorum is present, an affirmative vote of a majority of the holders of issued and outstanding shares of Common Stock present either in person or by proxy at the Meeting is required for the election of each nominated director. If the Company's shareholders vote to approve the election of each of the nominated directors, the election of the nominated directors would become effective upon the adjournment of the Meeting. Shares represented by a properly signed, dated and returned proxy are considered as shares present at the Meeting for purposes of determining a quorum.

         In accordance with Article VI, Section 1 of the Company's Amended and Restated Articles of Incorporation, the Board of Directors of the Company (sometimes referred to herein as the "Board") is divided into three classes, designated Class I, Class II and Class III. The current term of Class I directors extends to the date of the Meeting, that of Class II extends to the 1996 annual meeting and that of Class III to the 1997 annual meeting. The term of the Class I directors elected at the Meeting will extend to the 1998 annual meeting. Each class, upon election, serves for a three-year term.

         Each of the persons named in the accompanying form of Proxy will vote the shares of Common Stock represented thereby in favor of the nominees listed in the table under "Certain Information Concerning Nominees" unless otherwise instructed in such Proxy. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. Each of the nominees has agreed to serve as a director, if elected. The Board of Directors has no reason to believe that any of the persons named will be unable or will decline to serve. The Board has unanimously approved each of the nominees named below.

         Certain information concerning the nominees for election as Class I directors is set forth below. Such information was furnished by them to the Company.

            CERTAIN INFORMATION CONCERNING NOMINEES FOR CLASS I DIRECTORS


                                            Business Experience and
Nominees for Election   Age            Directorships During Past Five Years
- ---------------------   ---            ------------------------------------
Ronald L. Miller        51   Ronald L. Miller was elected a Class I director of
                             the Company in February 1995.  Mr. Miller is the
                             founder of Miller Advisory Corp., an investment
                             banking firm, and has served as President of
                             Miller Advisory Group, since 1989.  Mr. Miller is
                             Chairman of the Board of Provider Solutions, Inc.,
                             a healthcare computer software company; and a
                             director of Pollo Tropical, Inc., a publicly
                             traded company which operates grilled chicken
                             restaurants.

Alan H. Weingarten      55   Alan H. Weingarten was elected a Class I director
                             of the Company in February 1995.  Mr. Weingarten
                             has served as Chief Executive Officer of Alan H.
                             Weingarten & Associates, Inc., a general
                             management, marketing, product planning and
                             consulting organization since 1986.  Mr.
                             Weingarten is a director of Lumex Inc., a publicly
                             traded company, and a member of Lumex Inc.'s
                             audit, compensation and director affairs
                             committees.  Mr. Weingarten is a member of the
                             Company's Audit Committee.

                     CLASS II DIRECTOR WHOSE TERM EXPIRES IN 1996

                                            Business Experience and
Name                    Age            Directorships During Past Five Years
- ----                    ---            ------------------------------------

Robert H. Arnold        51   Robert H. Arnold was elected a Class II director
                             of the Company in February 1995.  Mr. Arnold is
                             the founder of R.H. Arnold & Co., an investment
                             banking firm, and has served as the President of
                             R.H. Arnold & Co. since 1989.  Mr. Arnold is a
                             director of R. H. Arnold & Co.; an independent
                             General Partner of Fiduciary Capital Partners, a
                             U.S. public mezzanine fund; a Managing Director of
                             HC Capital Partners China, an international
                             investment company; an advisor to Mezzanine
                             Management Limited, an investment management firm;
                             a director of Covenant Investment Management, an
                             investment company; a director of Eagle Finance
                             Corp.; a director of Covenant Holding; a director
                             of Phoenix Four, Inc.; and a Trustee of the
                             Philadelphia-based Tax-Exempt Housing Reserve
                             Fund.

                    CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 1997

                                            Business Experience and
Name                    Age            Directorships During Past Five Years
- ----                    ---            ------------------------------------

Alan L. Jacobs*         53   Alan L. Jacobs was elected a Class III director of
                             the Company in February 1995.  Mr. Jacobs had
                             previously served as a director of the Company
                             from July 1993 to September 1994; as the Chairman
                             of the Board of the Company from November 1993 to
                             September 1994 and became the President and Chief
                             Executive Officer of the Company in November 1993.
                             Since January 1992, Mr. Jacobs also has been
                             Associate Director of Investment Banking for
                             Josephthal Lyon & Ross Incorporated, an investment
                             banking firm ("Josephthal").  From May 1985 to
                             December 1991, Mr. Jacobs was Managing Director,
                             Investment Banking, with Ladenburg Thalmann & Co.,
                             Inc., an investment banking firm.


C. Lawrence Rutstein    51   C. Lawrence Rutstein was elected as a Class III
                             director of the Company in February 1995.  Mr.
                             Rutstein has been counsel to the law firm, Ronald
                             Bluestein & Associates since 1993.  Mr. Rutstein
                             is also the Chairman of The Rittenhouse Group,
                             Inc., a private consulting company.  From 1991 to
                             1993, Mr. Rutstein was the General Partner and
                             Vice President of Memphis Chicks Baseball Club, an
                             AA Affiliate of the Kansas City Royals.  From 1989
                             to 1991, Mr. Rutstein served as Chairman of the
                             Board of Cedar Group, Inc., a publicly traded
                             company which imported and distributed industrial
                             fasteners.  Mr. Rutstein is a member of the
                             Company's Audit Committee.


*   Indicates "Interested Person," as defined in the 1940 Act."

         During fiscal year 1994, the Board of Directors of the Company did not meet. All actions by the Board during fiscal year 1994 were taken pursuant to unanimous written consents of the Board of Directors.

    The Company's By-laws include provisions, authorized by Florida law, which require the Company to indemnify directors and officers of the Company against certain liabilities and reasonable expenses incurred by reason of his/her being or having been a director or an officer of the Company or for an act alleged to have been committed by such director or officer in his/her capacity as a director or officer of the Company.

    All rights to indemnification and advances shall be deemed to be a contract between the Company and each indemnified person who serves or served in such capacity at any time while such indemnification provisions were in effect and, as such, are enforceable against the Company. The Company also maintains director and officer liability insurance.

EXECUTIVE OFFICERS

    The following table sets forth information with respect to the executive officers of the Company.


         Name                Age                 Position Held
         ----                ---                 -------------
Alan L. Jacobs               53                  Chief Executive Officer and
                                                 President
Franklyn B. Weichselbaum     50                  Treasurer, Secretary and Chief
                                                 Financial Officer


    The principal occupation of Mr. Jacobs is discussed under "Class III Directors Whose Terms Expire in 1997."

    Franklyn B. Weichselbaum has been a consultant to the Company since May 1990; was elected Treasurer and Chief Financial Officer in November 1993 and Secretary of the Company in March 1995. Mr. Weichselbaum served as a consultant to Weitzer Homebuilders Incorporated ("WHB"), a publicly traded company engaged in the design and construction of single-family residences, from October 1994 until August 1995. Mr. Weichselbaum also served as a consultant to RailAmerica, Inc. ("RailAmerica"), a publicly held transportation holding company, from May 1990 to March 31, 1994. Mr. Weichselbaum is a certified public accountant.

    During the fourth quarter of 1993, the Company ceased active business operations; therefore, the officers of the Company provide their services on an as needed basis.

CERTAIN FILINGS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based on a review of such timely filed forms received by it and representations by persons that would be required to file such forms, the Company believes that all required filings by current executive officers and directors have been timely filed, except that the Form 3 of each of Messrs. Arnold, Miller, Rutstein and Weingarten was filed late.

EXECUTIVE COMPENSATION

    The following table sets forth the remuneration for services in all capacities to the Company for the year ended December 31, 1994, of the directors, the two highest paid executive officers, and all directors and officers of the Company as a group, who received, during fiscal year ending December 31, 1994, aggregate remuneration in excess of $60,000.



                                                                                Pension or
                                                                                Retirement
                                                                                 Benefits
                                         Capacities in                           Accrued            Estimated
                                            which                               as Part of            Annual
                                         Remuneration          Aggregate         Company's        Benefits Upon
    Name                                   Received           Remuneration       Expenses           Retirement
    ----                                   --------           ------------       --------           ----------
Alan L. Jacobs(1)                      President and Chief      $ ---               N/A                 N/A
                                       Executive Officer

Franklyn B. Weichselbaum(2)            Chief Financial          $96,400             N/A                 N/A
                                       Officer, Secretary
                                       and Treasurer

All directors and officers as a                                 $96,400             N/A                 N/A
group (12 persons)


- -------------------------

(1) Mr. Jacobs received no compensation from the Company for his services as President and Chief Executive Officer to the Company prior to March 1995. Mr. Jacobs' employer, Josephthal, received $3,000 a month in consulting fees or an aggregate of $36,000 from the Company in 1994. As of March 1995, the Company agreed to pay Mr. Jacobs, as President and Chief Executive Officer, $3,000 a month.

(2) The Company paid Mr. Weichselbaum $2,200 per month or an aggregate of $26,400 in consulting fees in 1994. The Company paid Mr. Weichselbaum an additional $70,000 in 1994 for consulting services he rendered to the Company in connection with the Terminated Merger (as hereinafter defined). As of March 1995, the Company agreed to pay Mr. Weichselbaum as Chief Financial Officer, Secretary and Treasurer of the Company, $2,200 per month.

DIRECTOR REMUNERATION

         Directors did not receive cash compensation from the Company for serving as such during fiscal year ended December 31, 1994; however, they were entitled to reimbursement for certain out-of-pocket expenses. Commencing in February 1995, directors are entitled to receive $1,500 per meeting attended and reimbursement for certain out-of-pocket expenses for serving as such. Members of the Audit Committee were also entitled to receive $1,500 per Audit Committee meeting attended and reimbursement for certain out-of-pocket expenses for serving as such.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Alan L. Jacobs, President and Chief Executive Officer of the Company, is employed by Josephthal. In addition, Dan Purjes, a managing director of Josephthal, is a shareholder of the Company and Josephthal Holdings, Inc. the parent company of Josephthal ("Josephthal Holdings"). The Company and Josephthal were parties to a financial consulting agreement dated March 2, 1993 pursuant to which the Company paid Josephthal $3,000 a month in consulting fees from March 1993 until February 1995. The Company paid such monthly fee for services provided by Josephthal which included advice to, and consulting with, the Company concerning financial planning, corporate organization and structure, financial matters in connection with operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, and periodic analysis of the Company's financial statements. Alan L. Jacobs, the Company's President and Chief Executive Officer, was not compensated directly by the Company for services rendered as an officer of the Company prior to March 1995. However, Mr. Jacobs was compensated by Josephthal. The $3,000 monthly fee is consistent with fees that Josephthal receives for providing similar financial consulting services to other small public entities. In addition, the consulting agreement obligated the Company to pay Josephthal a contingent transaction fee equal to two percent (2%) of the amount of any financing or value of any transaction in connection with which Josephthal, at the written request of the Company, rendered advisory services to the Company, but the source of the financing or transaction is not Josephthal. The Company also was required to pay Josephthal contingent transaction fees for financings or transactions introduced to the Company by Josephthal as agreed to on a transaction-by-transaction basis. The consulting agreement was for a five year term ending December 31, 1997, except that, after July 1, 1993, the agreement was subject to termination by either party upon thirty days' prior written notice. In March 1995, the consulting agreement was terminated by the Company. In addition, as of March 1995, the Company agreed to pay Mr. Jacobs, as President and Chief Executive Officer, $3,000 a month. In connection with a proposed merger which was not consummated (the "Terminated Merger") by and among the Company, Harry Weitzer, WHB, WHB Merger Sub, Inc. ("Sub") and certain corporations controlled by Harry Weitzer (the "Weitzer Entities"), the Company in March 1994 paid Josephthal a $150,000 fee pursuant to the consulting agreement. The fee charged by Josephthal relating to the Terminated Merger was calculated after a review of standard merger and acquisition fee formulas for similar transactions, and discounted due to the financial consulting agreement. The Weitzer Entities terminated the proposed merger on December 23, 1994, and Josephthal returned the $150,000 fee to the Company. On June 30, 1994, consistent with the Company's investment policies, the Company extended a one-year loan (the "Weitzer Loan") to Weitzer Financial, Inc., an entity controlled by Harry Weitzer. The Weitzer Loan was in the principal amount of $500,000 with an interest rate equal to the prime rate plus 1%. The principal and accrued interest thereon, of the Weitzer Loan was repaid in the aggregate amount of approximately $547,000 in July 1995.

         In lieu of certain consulting fees owed to Josephthal, the Company in 1993 issued 13,750 shares of Common Stock to Josephthal which in turn distributed the shares to certain Josephthal employees and stockholders. Josephthal provided financial consulting services for nine months during 1992 pursuant to a prior financial consulting agreement between the Company and Josephthal entered into in April 1992. At December 1992, the fees for such services, aggregating $27,000, remained unpaid and, in January 1993, an agreement was reached between the Company's former management and Josephthal to settle the obligation through the issuance of 13,750 shares of the Company's Common Stock, the high bid price of which was then $2.00 per share. However, the Company did not issue the shares until several months later, at which time the average of the high bid and ask prices was approximately $4.00 per share. Therefore, the Company recorded an expense for consulting fees of approximately $55,000 (13,750 x $4.00). For purposes of recording the expense, the Company should have valued the shares at the time of settlement, using the same method of valuation. However, the obligation owed and the difference in valuation of the shares were not considered material to its consolidated financial position or results of operations. The services provided by Josephthal from April 1992 through December 1992 included, but were not limited to, advice to, and consulting with, the Company concerning financial planning, corporate organization and structure, financial matters in connection with operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, and periodic analysis of the Company's financial statements. Josephthal also received approximately $166,000 in placement agent fees in connection with a private placement by the Company in June 1993 of 828,346 shares of Common Stock to private investors, including certain officers and directors of the Company, at $2.20 per share (adjusted for a one-for-ten reverse stock split effected in June 1993) (the "1993 Private Placement"). Josephthal's placement agent fee for the 1993 Private Placement equalled 5% of the funds raised from the Company's officers and directors and 10% of all other funds raised. This fee arrangement was consistent with placement fees received by Josephthal in similar transactions.

         As part of the termination of employment of Gary O. Marino, a former executive officer of the Company, the Company assigned its ownership of 50% of the issued and outstanding common stock of HTG to Mr. Marino in September 1993. In November 1993, the Company transferred certain furniture and fixtures to HTG in exchange for certain amounts advanced by HTG to the Company pursuant to a consulting agreement between HTG and the Company. These termination arrangements are not considered material to the Company's financial position or results of operations.

         The Company paid Mr. Franklyn Weichselbaum $2,200 per month in consulting fees from July 1993 until February 1995. The $2,200 per month fee was negotiated between the Company and Mr. Weichselbaum and was determined by estimating the amount of time to be provided by Mr. Weichselbaum in connection with his services as Treasurer and Chief Financial Officer of the Company. In addition, the Company agreed to pay additional fees to Mr. Weichselbaum for services provided by Mr. Weichselbaum which the Company believed were not in the ordinary course of business, such as those rendered in connection with performing due diligence and other consulting services in connection with the Terminated Merger. The Company paid Mr. Weichselbaum an aggregate of $70,000 in 1994 for the consulting services he rendered in connection with the Terminated Merger. The amount of this fee was determined based upon the complexity of work and the amount of time expended by Mr. Weichselbaum. Commencing in March 1995, the Company agreed to pay Mr. Weichselbaum, as Chief Financial Officer, Secretary and Treasurer of the Company, $2,200 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares and percentage owned of the Common Stock beneficially owned as of October 31, 1995 by (i) owners of more than five percent of the Common Stock, (ii) each director of the Company, (iii) each nominee of the Company, (iv) each "named executive officer" of the Company and (v) all officers and directors of the Company as a group.


Name and Address of
Beneficial Owners(1)                   Number of Shares       Percentage Owned
- --------------------                   ----------------       ----------------
William B. Tanner(2)                           165,600                   14.7
2076 Union Avenue
P.O. Box 40769
Memphis, Tennessee 38174

Dan Purjes(3)                                  166,832                   14.8
c/o Josephthal Lyon & Ross
Incorporated
200 Park Avenue, 24th Floor
New York, New York  10166

Franklyn B. Weichselbaum                             0                      *
6516 Via Rosa
Boca Raton, Florida  33433


                                         -7-


Alan L. Jacobs                                   7,562                      *
c/o Josephthal Lyon & Ross
Incorporated
200 Park Avenue, 24th Floor
New York, New York  10166

Ronald L. Miller                                     0                      *
c/o Miller Advisory Corp.
2601 Heron Lane N.
Clearwater, Florida  34622

Alan H. Weingarten                               4,000                      *
c/o Alan H. Weingarten &
  Associates, Inc.
21759 Club Villa Terrace
Boca Raton, Florida  33433

Robert H. Arnold                                     0                      *
c/o R.H. Arnold & Co.
Carnegie Hall Tower
152 West 57th Street
New York, New York 10019

C. Lawrence Rutstein                                 0                      *
c/o The Rittenhouse Group, Inc.
430 1617 JFK Blvd.
Philadelphia, Pennsylvania 19103

All officers and directors as a group           11,562                      *
(6 persons)


- -------------------------

* Less than 1%.

(1) Unless otherwise indicated, each person listed above has sole voting power and sole investment power with respect to the shares owned by such person.

(2) Includes (a) 23,000 shares held by WBT Holding Co., Inc., an entity controlled by Mr. Tanner; (b) 11,500 shares held by Mr. Tanner as custodian for Weatherly Blake, Mr. Tanner's son; (c) 4,600 shares held by Mr. Tanner as custodian for William Taylor Tanner, Mr. Tanner's grandson; (d) 11,500 shares held by Crystal Tanner, Mr. Tanner's daughter; and (e) 11,500 shares held by William B. Tanner, Jr., Mr. Tanner's son. Mr. Tanner disclaims beneficial ownership of all of these shares.

(3) Includes (a) 2,500 shares owned by his minor children; (b) 48,166 shares owned by his spouse; (c) 3,000 shares held in his profit sharing plan account;
(d) 1,000 shares held in his IRA; (e) 35,000 shares owned by Josephthal Holdings, of which Mr. Purjes is an executive officer, director and principal shareholder; and (f) 11,500 shares owned by the Josephthal Profit Sharing Plan, of which Mr. Purjes has the authority to appoint and discharge its trustees. Mr. Purjes disclaims beneficial ownership of the shares held by his spouse, Josephthal Holdings and the Josephthal Profit Sharing Plan.

BROKERAGE

         The Company's primary investment objective has been to seek long-term capital appreciation by making debt and equity investments in established and emerging operating companies. In addition, as a secondary investment objective, the Company sought to provide services to its investee companies in return for management and transaction fees and to maximize income from dividends and interest. The Company's investments have taken the form of equity securities, usually common stock, and/or debt, which may be convertible into equity securities or be accompanied by warrants or options to purchase equity securities. Purchase and sale orders may be executed with any number of brokers, and will be placed with a view toward receiving the best price and execution. The Company checks the rates of Commission that it pays to brokers to ascertain that they are competitive with those charged by other brokers for similar services. The Company may place brokerage orders with Josephthal, an "affiliated" person with respect to the Company under the Act. The Company's policy requires that the commissions paid to Josephthal be reasonable and fair compared with commissions received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. During the fiscal year-ended December 31, 1994, the Company did not incur any brokerage commissions. During fiscal year-ended December 31, 1995, the Company incurred aggregate brokerage commissions of approximately $13,300. All of such brokerage commissions were paid to Josephthal.


                 II. WITHDRAWAL OF ELECTION OF COMPANY'S STATUS AS A
                             BUSINESS DEVELOPMENT COMPANY

         The Company, a closed-end management investment company, has elected status as a BDC as that term is defined in the 1940 Act. As such, the Company although not subject to the provisions of the 1940 Act relating to registered investment companies is nonetheless subject to a number of provisions under the 1940 Act relating to BDC's. The Board of Directors of the Company unanimously determined at a meeting held on October 12, 1995, that it would be in the best interest of the Company and its shareholders to seek shareholder approval to withdraw the Company's election as a BDC. Specifically, Section 58 of the 1940 Act states that no BDC shall, unless authorized by a vote of a majority of its outstanding voting securities, change the nature of its business so as to cease to be, or withdraw its election as, a business development company. Accordingly, the Board has authorized the solicitation of shareholder approval to effectuate this withdrawal.

         The Board determined that a withdrawal of election as a BDC is in the best interest of the Company because of the Company's current financial and operational structure. Specifically, the Company currently holds one portfolio security, RailAmerica, Inc. ("RailAmerica") common stock, and the balance of its investments are in cash or cash equivalents. Also, the Company's total assets, as of September 30, 1995 were approximately $4.1 million. Because of the relative size of the Company's asset base to its ongoing expenses, the Board believes the shareholders' return on assets is not sufficient to continue operations as a BDC. The Board does not feel it is practical to attempt to raise additional capital for the Company and alternatively believes that the Company would best be suited to continue its operations subsequent to a merger with an operating company. Therefore, the Company intends to seek shareholder approval to withdraw its status as a BDC.

         The Board will also, subsequent to receipt of shareholder approval, to withdraw the Company's BDC election, pass a resolution in accordance with Rule 3a-2 under the 1940 Act whereby the Company will not be deemed to be engaged in the business of investing, reinvesting, owning, holding or trading in securities during a period of time (not to exceed one year) and that the Company has a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such period of time), in a business other than that of investing, reinvesting, owning, holding or trading in securities. By withdrawing election of status as a BDC and adopting a resolution pursuant to Rule 3a-2 the Company would not be considered either a registered investment company nor an investment company electing BDC status. Shareholders are reminded that once the Company successfully withdraws its election as a BDC it will no longer be subject to the regulatory provisions of the 1940 Act relating to BDC operations, including insurance, custody, composition of the board, affiliated transactions and compensation arrangements. The Board of Directors determined that the withdrawal of election of status as a BDC would reduce the ongoing operating expenses of the Company. Consequently, the Company would be better positioned to pursue a merger candidate. The Board believes a merger candidate would be attracted to the assets in the Company in addition to its public shareholder base.

         The affirmative vote of a "majority of the outstanding voting securities" of the Company is required for the approval of this proposal. As defined by the 1940 Act, the term "majority of the outstanding voting securities" means the vote of (a) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Company, whichever is less. If the Company's shareholder's vote to approve the withdrawal of the Company's election of status as a BDC, such withdrawal shall become effective upon the Commission's receipt of the Company's notice of election of withdrawal.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF WITHDRAWAL OF THE COMPANY'S ELECTION OF STATUS AS A BUSINESS DEVELOPMENT COMPANY.


                  III. APPROVAL OF APPOINTMENT OF AUDITORS FOR 1995

         The Board, upon recommendation of its Audit Committee, has appointed Coopers & Lybrand L.L.P. to serve as the Company's independent auditors for 1995, subject to the approval of the shareholders. The firm has audited the financial records of the Company since 1989. The Board considers the firm to be well qualified.

         The affirmative vote of a majority of the holders of shares present either in person or by proxy at the Meeting is required for the approval of this proposal.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR 1995.

                                  IV. OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                 V. DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                                 1995 ANNUAL MEETING

         Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the Company's proxy statement and proxy for a particular annual meeting. Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1995 Annual Meeting must be received by the Company no later than August 1, 1996 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Receipt by the Company of any such proposal from a qualified shareholder in a timely manner will not ensure its inclusion in the Company's proxy material because there are other requirements in the proxy rules for such inclusion.

                                  VI. MISCELLANEOUS

         If the accompanying form of Proxy is executed properly and returned, the shares represented thereby will be voted at the Meeting in accordance with the instructions on the Proxy, unless the Proxy is revoked. If no instructions are indicated in such Proxy, the shares represented thereby will be voted FOR the election of Ronald L. Miller, FOR the election of Alan H. Weingarten, FOR the withdrawal of the Company's election of status as a BDC, FOR the approval of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1995 fiscal year, and in the discretion of the Proxy holders as to any other matter which may properly come before the Meeting. Any Shareholder who has given a Proxy may revoke such Proxy at any time prior to its exercise at the Meeting by
(i) giving written notice of the revocation to Franklyn B. Weichselbaum, as Secretary of the Company, (ii) properly submitting to Franklyn B. Weichselbaum, as Secretary of the Company, a duly executed Proxy bearing a later date, or
(iii) attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself revoke a Proxy. All written notices of revocation and other communications with respect to revocation of Proxies should be addressed as follows: Franklyn B. Weichselbaum, Secretary, Boca Raton Capital Corporation, 6516 Via Rosa, Boca Raton, Florida 33433.

         All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by the officers of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

         Copies of the 1994 Annual Report of the Company are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Special Meeting of Shareholders in Lieu of Annual Meeting. Additional copies may be obtained from the Secretary of the Company, 6515 Via Rosa, Boca Raton, Florida 33433.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Franklyn B. Weichselbaum
                                       Secretary
Boca Raton, Florida
November 20, 1995

BOCA RATON CAPITAL CORPORATION
6516 VIA ROSA
BOCA RATON, FLORIDA  33433


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOCA RATON CAPITAL CORPORATION (the "Company"). The undersigned hereby appoints Alan
L. Jacobs and Franklyn B. Weichselbaum as Proxies, each with the power to appoint his/her substitute; and hereby authorizes them, or any of them, to represent and vote as designated below, all the shares of common stock of the Company held of record by the undersigned on November 10, 1995 at the Special Meeting of Shareholders in lieu of the Annual Meeting to be held on December 15, 1995, or any adjournment or postponement thereof.


PROPOSALS

1. (a) Election of Ronald L. Miller as Class I Director to serve until the date of the 1998 annual meeting and until a successor has been elected and qualified.
    / /  FOR Ronald L. Miller     / / WITHHOLD AUTHORITY to vote for Ronald L.
         Miller

    (b) Election of Alan H. Weingarten as Class I Director to serve until the date of the 1998 annual meeting and until a successor has been elected and qualified.
    / /  FOR Alan H. Weingarten   / / WITHHOLD AUTHORITY to vote for Alan H.
                                      Weingarten

2. Withdrawal of election of status as a business development company under the Investment Company Act of 1940.
    / / FOR withdrawal of election     / / AGAINST withdrawal of election
    / / ABSTENTION with respect to withdrawal of election

3. Appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1995 fiscal year.
    / / FOR Coopers & Lybrand L.L.P.   / / AGAINST Coopers & Lybrand L.L.P.
    / / ABSTENTION with respect to Coopers & Lybrand L.L.P.

    The undersigned hereby instructs the above named proxies or their substitutes to vote, in their discretion, upon such other matters which may properly come before the meeting or any adjournment or postponement thereof.


              This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you execute and return this proxy but do not specify otherwise, this proxy will be voted FOR the election of Ronald L. Miller, FOR the election of Alan H. Weingarten, FOR withdrawal of election of status as a business development company under the Investment Company Act of 1940 and FOR appointment of Coopers & Lybrand L.L.P.


  TO VOTE WITH THIS PROXY BALLOT, FILL IN THE BOX TO THE LEFT OF YOUR VOTE FOR EACH PROPOSAL THEN SIGN, DATE AND RETURN THIS BALLOT IN THE ENVELOPE PROVIDED.

Boca Raton Capital Corporation

Please sign exactly as the name appears below.
When shares are held by joint, tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE SIGN AND DATE BELOW:


Dated:                                , 1995
       -------------------------------


- --------------------------------------------


- --------------------------------------------
    Signature(s) of Shareholder(s)